SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

THIS FILING CONSISTS OF THE COMPANY’S TALKING POINTS FOR COMMUNICATIONS WITH ITS CUSTOMERS IN CONNECTION WITH THE PROPOSED MERGER.

Key Talking Points

The investors and management of SunGard have the same long-term timeframe as our customers.

The transaction is all about maximizing SunGard’s potential. As a privately-held company, the investors’ long-term view and our employee’s goals and incentives will be more closely aligned with the long-term commitments made by our customers. We can take a more strategic view of investments in product development, customer relationships and partnerships.

For customers it is business as usual. We will continue to focus our efforts on meeting their current and future needs

There is no fundamental reason to change the business – it is not broken and this is not a turnaround situation. There will not be a radical transformation of the business, but rather an acceleration of our business plan to do more of what we do well – building mission-critical systems. We will not have to balance short-term EPS targets with long-term investment decisions.

Success depends on growth – not on restructuring

This is a growth-oriented plan that does not rely on reductions of staff or a decrease in service levels at our customers. We will continue to invest in our business and our M&A program will remain an integral part of SunGard’s long-term growth strategy.

Management is wholeheartedly committed to the company and will become investors

Management is investing a considerable amount into the company and believes in the long-term strategy of the business. This investment reflects management’s belief that the investors share the same view about the company’s growth prospects.

We have already benefited from the advice and expertise of the investor group

They have deep understanding of technology and services.

We would like to thank all our employees

This transaction is an endorsement of all the hard work of our employees and a validation of our business model.

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.